QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	43-1531401
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
150 North Michigan Avenue Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Smurfit-Stone Container Corporation Non-Employee Director Deferred Compensation Plan
(Full Title of the Plan)

Craig A. Hunt
Vice President, General Counsel and Secretary
150 North Michigan Avenue
Chicago, Illinois 60601
(Name and Address of Agent for Service)

(312) 346-6600
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven J. Gavin
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share	150,000 shares	$18.88	$2,832,000	$358.81

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Smurfit-Stone Container Corporation Non-Employee Director Deferred Compensation Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the Nasdaq National Market on July 14, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Smurfit-Stone Container Corporation, a Delaware corporation (the "Registrant"), shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the Smurfit-Stone Container Corporation Non-Employee Director Deferred Compensation Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "1933 Act"). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

        (1)   The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

        (2)   The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

        (3)   The Registrant's Current Reports on Form 8-K dated July 14, 2004, April 23, 2004, March 19, 2004, February 3, 2004 and January 27, 2004; and

        (4)   The description of the Registrant's common stock, $0.01 par value ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23876) filed under the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        The validity of the securities being registered hereby has been passed upon by Craig A. Hunt, Vice President, General Counsel and Secretary of the Registrant. Mr. Hunt owns 4,373 shares of Common Stock, holds options to acquire 124,000 shares of Common Stock, and owns 4,649 Restricted Stock Units.

Item 6.    Indemnification of Directors and Officers.

        Exculpation.    Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases, or for any transaction from which the director derived an improper personal benefit.

        The Restated Certificate of Incorporation of the Registrant incorporates the exculpation provisions permitted by Section 102(b)(7) of the Delaware Law described above.

        Indemnification.    Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors, officers, employees or agents of the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        The Second Amended and Restated Bylaws of the Registrant make mandatory the indemnification permitted by Section 145 of the Delaware Law described above.

        Insurance.    The directors and officers of the Registrant are insured under a policy of directors' and officers' liability insurance.

Item 8.    Exhibits.

        The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	Certificate for the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 33-57085)).
4.2
Form of Certificate of Designation establishing the terms of the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).
4.3	Certificate for the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).
4.4
Certificate of Designation of Series B Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

4.5
Rights Agreement dated as of September 9, 2002 by and between the Registrant and Mellon Investor Services, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September 10, 2002).
5.1	Opinion of Craig A. Hunt, Esq. as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Craig A. Hunt, Esq. (included as part of Exhibit 5.1).
24.1	Powers of attorney (included on the signature page of this Registration Statement).

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the 1933 Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 19, 2004.

SMURFIT-STONE CONTAINER CORPORATION
By:	/s/ CHARLES A. HINRICHS Name: Charles A. Hinrichs Title: Vice President and Chief Financial Officer

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board of Directors of Smurfit-Stone Container Corporation (which administers the Smurfit-Stone Container Corporation Non-Employee Director Deferred Compensation Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 19, 2004.

SMURFIT-STONE CONTAINER CORPORATION NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
By:	/s/ WILLIAM D. SMITHBURG Name: William D. Smithburg Title: Compensation Committee Chairman

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Hinrichs and Craig A. Hunt, and each or either of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Smurfit-Stone Container Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign the name of the undersigned to any amendments to such registration statement (including post-effective amendments) and additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ PATRICK J. MOORE Patrick J. Moore	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2004
/s/ CHARLES A. HINRICHS Charles A. Hinrichs	Vice President and Chief Financial Officer (Principal Financial Officer)	July 19, 2004
/s/ PAUL K. KAUFMANN Paul K. Kaufmann	Vice President and Corporate Controller (Principal Accounting Officer)	July 19, 2004
/s/ JAMES R. BORIS James R. Boris	Director	July 19, 2004
/s/ ALAN E. GOLDBERG Alan E. Goldberg	Director	July 19, 2004
/s/ WILLIAM T. LYNCH, JR. William T. Lynch, Jr.	Director	July 19, 2004

/s/ JAMES J. O‘CONNOR James J. O'Connor	Director	July 19, 2004
/s/ JERRY K. PEARLMAN Jerry K. Pearlman	Director	July 19, 2004
/s/ THOMAS A. REYNOLDS, III Thomas A. Reynolds, III	Director	July 19, 2004
/s/ WILLIAM D. SMITHBURG William D. Smithburg	Director	July 19, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate for the Registrant's Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 33-57085)).
4.2
Form of Certificate of Designation establishing the terms of the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).
4.3	Certificate for the Registrant's Series A Preferred Stock (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-4 (File No. 333-43656)).
4.4
Certificate of Designation of Series B Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
4.5
Rights Agreement dated as of September 9, 2002 by and between the Registrant and Mellon Investor Services, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September 10, 2002).
5.1	Opinion of Craig A. Hunt, Esq. as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Craig A. Hunt, Esq. (included as part of Exhibit 5.1).
24.1	Powers of attorney (included on the signature page of this Registration Statement).

QuickLinks

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS